Exhibit 10.4

FORM OF STOCK OPTION AGREEMENT

UNDER THE TUTOR PERINI
CORPORATION OMNIBUS INCENTIVE PLAN

Award Date: _______________________________
Name of Grantee: ___________________________
Number of Option Shares: __________
Exercise Price: ___________________________

This Stock Option Agreement (“Agreement”) entered into by and between Tutor Perini Corporation (the “Company”), and the Grantee evidences the grant to Grantee of a Stock Option (the “Option”) under the Tutor Perini Corporation Omnibus Incentive Plan (as the same may be amended, the “Plan”). Each Option lets the Grantee purchase up to the number of shares of Common Stock, par value $1.00 per share of the Company (the “Stock”) specified above (the “Option Shares”) at the Exercise Price, subject to the restrictions and conditions set forth herein and in the Plan. This Option is not intended to be an Incentive Stock Option.

1.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

2.    Acceptance of Award. The Grantee shall have no rights with respect to this Option unless he or she shall have accepted this Agreement by signing and delivering to the Company a copy prior to the close of business on or before [•].

3.    Vesting and Expiration.

(a)    Vesting. The Option shall vest and become exercisable in accordance with the following schedule[, subject to the achievement of the following performance criteria during the applicable performance period]1.

Vesting Date(s)	[Target] Option Shares	[Performance Period	[Performance Criteria
[•]	[•]	[•]]	A]

    1    Bracketed language included in performance-based stock options only.

[A    DESCRIPTION OF PERFORMANCE CRITERIA]

(b)    Option Exercise. Upon vesting, the Grantee may exercise the Option, in whole or in part, by giving written notice specifying the number of Option Shares to be purchased to the Corporate Controller or Secretary of the Company or their authorized designee, on or before the date the Option expires, as described in Paragraphs 3(c) and (d). Pursuant to the Plan, the Exercise Price must be satisfied using one of the following methods: (i) cashless exercise, (ii) cash or check payment, or (iii) delivery of shares of Stock. Upon exercise, the Grantee shall receive the Option Shares either in actual stock certificates or by electronic book entry.

(c)    Expiration. Subject to the provisions below, the Grantee’s right to exercise the Option shall expire at the close of business on [•] (the “Expiration Date”).2[ Except as provided for in Paragraph 3(d), if the Grantee’s employment with the Company and its Subsidiaries terminates, any portion of this Option which has yet to become vested and exercisable shall expire as of the date of such termination of employment. The portion of this Option that is vested and exercisable as of the date of such termination of employment will expire upon the earlier of the Expiration Date, or the first to occur of the following:

i.    Death. Expires one year after the Grantee’s death.

ii.    Disability. Expires on the earlier of (1) one year after the Grantee becomes disabled and (2) 60 days after the Grantee ceases to have a disability.

iii.    Termination for Cause. Expires immediately upon termination.

iv.    Termination not for Cause (i.e. including voluntary resignation, retirement or any termination of employment not defined in Paragraph 3(c)i through iii above). Expires on the 30th day after the termination of the Grantee’s employment.

As used herein, “Cause” means any of the following: (a) the Grantee’s material violation of Company policy that causes harm to the Company or its Subsidiaries; (b) the Grantee’s dishonesty, fraud, willful misconduct, breach of fiduciary duty, or conduct that constitutes a conflict of interest; (c) the Grantee’s commission of a felony or the Grantee’s conviction (including any plea of guilty or nolo contendere) for any criminal act involving fraud, dishonesty, misappropriation or moral turpitude; (d) the Grantee’s material failure or refusal to perform his or her job duties in accordance with Company policies; or (e) other wrongful conduct by the Grantee of a similar nature and degree.]

(d)    Change in Control.3 [Notwithstanding anything to the contrary in this Agreement, in the event of a termination of the Grantee’s employment by the Company without “Cause” (and not due to the Grantee’s death or disability) during the two-year period following a Change in Control and prior to the full vesting of the Option, all Option Shares granted hereunder shall immediately vest in full and become exercisable as of the date of such
2 Post-termination treatment of option and defined terms replaced with terms of individual employment agreements or contracts, where applicable.
3 Change in Control treatment language replaced with terms of individual employment agreements or contracts, where applicable.

termination and all Options granted hereunder shall remain exercisable until the earlier of (i) the Expiration Date and (ii) the date that is one year after the Grantee’s termination of employment.

As used herein, “Change in Control” means the consummation of a transaction or series of related transactions in which either: (a) one Person (or more than one Person acting as a group) acquires beneficial ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (c) one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company having a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition. As used herein, “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.]

4.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Grantee may transfer Vested Options to a member of his/her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (in each case, only to the extent that the applicable share issuances are covered by the Form S-8 for the applicable plan), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement.

5.    Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Option becomes a taxable event for applicable income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied (or such greater amount as may be permitted under applicable accounting standards), in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

6.    Miscellaneous.

(a)    Notice hereunder shall be given to the Company at its principal place of business. By accepting this Option, the Grantee expressly acknowledges and agrees that the Company may deliver information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) to the Grantee regarding the Company and the Subsidiaries, the Plan, the Option and shares of Stock via Company web site or other electronic delivery.

(b)    This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

(c)    The Grantee shall have the rights of a stockholder only as to shares of Stock actually delivered (including via book entry) upon the exercise of this Option.

(d)    In the event of any conflict between this Agreement and the Plan, the Plan shall control.

(e)    This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

TUTOR PERINI CORPORATION

By:
Name:
Title:

I acknowledge I received a copy of the Plan. I represent that I have read and am familiar with this Agreement and the Plan's terms. By signing below, I accept the Option subject to all of the terms and provisions of this Agreement and of the Plan, as the Plan may be amended in accordance with its terms. I hereby accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to each Option.

Dated:
Grantee’s Signature

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